STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET

1. Basic Provisions ("Basic Provisions").

1.1 **Parties.** This Lease ("**Lease**"), dated for reference purposes only February 1, 2023, is made by and between Michael Summers (with all payments going to, unless otherwise notified, MSS Properties SP II , LLC / Michael Summers, Sole Member of MSS Properties Special Purpose II [which is not a party to this lease]) ("**Lessor**" [lessor shall include "landlord" or similar phrases]) and Modular Medical, Inc., a Nevada based corporation ("**Lessee**" [lessee shall include "tenant" or similar phrases]), (collectively the "**Parties**," or individually a "**Party**").

1.2 **Premises:** That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as (street address, city, state, zip): **10740 Thornmint Road, San Diego, CA 92127** ("**Premises**"). The Premises are located in the County of San Diego, and are generally described as (describe briefly the nature of the property and, if applicable, the "**Project**," if the property is located within a Project): an approximate 24,096 square foot industrial space within a building located at 10740 Thornmint Road, San Diego, CA 92127 (See also Paragraph 2) – **This lease is for 10740 Thornmint and its premises only not both 10730 and 10740 which have common ownership at this time; included a pro-rata share of the total parking based on approximate square footage; which is shared by agreement with the county (attached). The pro-rata share is based on total square footage of the buildings combined divided by the square footage leased. You have leased approximately 24,096 sq feet of approximately 41,788 so you have use of the pro-rata share of the total parking spaces it is additionally agreed you will only use parking on the 10740 Thornmint side and solely on its parcel lot (in accordance with county records) only and within marked stalls. This includes the one truck ramp closest to the premises; which may be used by 10730 tenant when not in use and that tenant will immediately vacate it upon Lessee verbal request.**

1.3 **Term:** Four (4) years and no (0) months ("**Original Term**") commencing February 1, 2023 ("**Commencement Date**") and ending January 31, 2027 ("**Expiration Date**"). (See also Paragraph 3)

1.4 **Early Possession:** If the Premises are available Lessee may have non-exclusive possession of the Premises commencing ("**Early Possession Date**"). (See also Paragraphs 3.2 and 3.3)

1.5 **Base Rent:** $36,000.00 per month ("**Base Rent**"), payable on the 1st day of each month commencing February 1, 2023. (See also Paragraph 4) Base rent shall increase 4% per year on the anniversary date 2/1/xx. NNNs will increase in normal course.

Base Rent Annual increase: Lessee shall pay a fixed increase as noted in paragraph 50 every year.

1.6 **Base Rent and Other Monies Paid Upon Execution:**

(a) **Base Rent:** $72,000.00 for the period February 1, 2023 to March 31, 2023. (first two months)

(b) **Security Deposit:** $00.00 ("**Security Deposit**"). (See also Paragraph 5)

~~(c)~~ **Association Fees**: for the period.-$74.30 (per month, included below)

(d) **Other:** 74.30 HOA x2 $148.60, ½ the insurance for both buildings (will continue as 50% total throughout the lease term and extensions unless insurance company separates policies then only insurance for 10740 will be payable) 455.20 mo x2 $910.40, 10740 Property tax 57808.30/12= $4817.36 (x2) for each month (Feb and March 2023) x2 for January)*9,634.71* as estimated operating expenses (approx $0.21 cents psf. Tax, hoa, insurance). $148.60+$910.40+$9,634.71=$10,693.71 for Feb and March NNN estimated. (This does not include landscaping depending on your decision on landscaping)

(e) **Total Due Upon Execution of this Lease:** $82,693.71. (Total due at execution for the first 2 months rent and NNN as estimated above)

1.7 **Agreed Use**: General office, Research/Development, production, light manufacturing, assembly, warehouse, and distribution consistent with the zoning. (See also Paragraph 6)

1.8 **Insuring Party.** Lessor is the "**Insuring Party**" unless otherwise stated herein. (See also Paragraph 8)

1.9 **Real Estate Brokers.** (See also Paragraph 15 and 25)

(a) Representation: The following real estate brokers (the "**Brokers**") and brokerage relationships exist in this transaction (check applicable boxes):

Mike Summers, Managing Member, MSS Properties SPII LLC (and property owner) represents Lessor exclusively ("**Lessor's Broker**"); NO BROKER - NOT REPRESTED represents Lessee exclusively ("**Lessee's Broker**"); or

______________ ~~represents both Lessor and Lessee ("**Dual Agency**").~~

(b) **Payment to Brokers**: ~~Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of $ ______ or ______ ( ) % of the total Base Rent for the original lease term only) for the brokerage services rendered by the Brokers. Each broker shall be paid an equal split of the percentage. Brokers shall be paid monthly, during the original lease term, within 15 days of receipt by lessor from lessee based solely on the base rent for the original lease term only. At which time parties may deal with one another directly and each party shall be responsible for their own brokers fee if they so choose to be represented by a broker.~~ (ADDRESSED IN ADDENDUMS)

1.10 **Guarantor.** The obligations of the Lessee under this Lease are to be guaranteed by ("**Guarantor**") and all parties signing on behalf of Lessee. (See also Paragraph 37)

1.11 **Attachments.** Attached hereto are the following, all of which constitute a part of this Lease:

■ an Addendum consisting of Paragraphs 100 through 103;

■ a site plan depicting the Premises (if attached);

■ a current set of the Rules and regulations [CCR] (Provided to lessee's broker, intended as an attachment, copies available) – it not attached then the most current CCRs are incorporated into this lease;

☐ a Work letter;

■ other (specify): Shared Parking Agreement with county of SD on or about 9-19-2005, personal lease guarantee.

DS MS Mike Summers   DS PD Paul DiPerna / Modular Medical Inc.

2. Premises.

2.1 **Letting**. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. **NOTE: Lessee is advised to verify the actual size prior to executing this Lease.**

2.2 **Condition**. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("**Start Date**"), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("**HVAC**"), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "**Building**") shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 3 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense. Lessor also warrants, that unless otherwise specified in writing, Lessor is unaware of (i) any recorded Notices of Default affecting the Premise; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding affecting the Premises. Tenant hereby accepts the Premises in the condition existing as of the Lease Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all Applicable Laws, title matters, covenants and restrictions or record, and requirements governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the condition of the Real Property or the present or future suitability of the Premises for the conduct of Tenant's business. Tenant's hereby gives acknowledgment that the Premises, project, building, and area are in satisfactory condition with no defects. Tenant has been given the chance to inspect for latent defects, and accepts the premises, project, building, and area in "as is where is" condition. Tenant has 3 days from the time of signing this lease to completely and thoroughly inspect the property and notify landlord of any defects or repairs needed. Should a defect be discovered and noticed to the Landlord, landlord reserves the right to leave the defect "as is where is" and at his/her sole option void this lease document. In such cases Lessee may elect, at Lessee's sole expense, to make the correction or repair noticed and continue the lease (in these cases the lessee may not just option to accept the item(s) noticed as is. Landlord shall deliver the Premises to Tenant clean and free of debris on the Lease Commencement Date (unless Tenant is already in possession). Landlord hereby warrants to Tenant that the plumbing, lighting, air conditioning, and heating systems in the Premises shall be in good operating condition on the Lease Commencement Date. If this warranty has been violated, then Landlord shall, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within three (3) days after the Lease Commencement Date shall cause the conclusive presumption that Landlord has complied with all of Landlord's obligations hereunder. The warranty contained in this paragraph shall be of no force or effect if prior to the date of this Lease, Tenant was the owner or occupant of the Premises. The good physical condition of the ENTIRE Premises and each portion of the Premises, including, without limitation, signs, windows, clean/new carpet and other flooring, walls shall have no holes and fresh paint, attachments, flooring, epoxy or other flooring, roof, systems, doors, and appurtenances shall not be damaged even by ordinary wear, tear and casualty loss. "In good condition" means new condition and quality, neat mop-clean, and broom-clean, clean 100% functional bathrooms, and is not subject to ordinary wear, tear and casualty loss. Lessee must notify Landlord, within 72 hours of the original occupancy or commencement date (whichever is earlier), of any and all damages or needed repairs to the premises or any items that are not in compliance with this lease, any agreement, or in anyway.

2.3 **Compliance**. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances ("**Applicable Requirements**") that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee's use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. **NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 3 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("**Capital Expenditure**"), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by Lessees in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4 **Acknowledgements**. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee's decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers, lessor or other associated parties have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed Lessees.

2.5 **Lessee as Prior Owner/Occupant**. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6 **Roof Access.** Lessee shall not have the right at any time during its lease term as extended or renewed to locate and/or install satellite dishes, whip antennas and other equipment on the roof of the building. Lessee may request permission, but Lessor reserves the ability to refuse with or without reason due to being responsible for the large failures in the roof and roof systems. Foot traffic, weight, penetrations, and equipment cause damage and wear to a roof prematurely and this section is meant to keep the life of the roof as long as possible. Lessee shall request permission to access the roof for any reason this includes to service Air Conditioners, this must be done by an HVAC professional on a regular contract arranged by Lessee and paid by Lessee, access is forbidden 24 hours per day, 365 days per year. In order to access the roof, Lessee shall obtain written permission from Lessor, except for an HVAC professional to service the HVAC systems, this permission shall be subject to applicable governmental restrictions and approvals. Lessee will remain responsible for the repair of any damage to the building caused by Lessee otherwise the roof is off limits and all repairs to the roof shall be approved by landlord.

2.7 **Airspace Rights.** This Lease confers no rights either with regard to the subsurface of the Property (other than any basement that is part of the Premises) or with regard to airspace above the top of the roof or any appliance now affixed to the roof of the Building except as provided for in lease.

2.8 **Plans.** An electronic copy of all "auto-cad" (.dwg) plans and PDF versions of same will be provided by Lessee at no charge to Landlord to enable Landlord to approve the plans prior to any and all TIs and improvements. At the completion of each TI or improvement a full set of "as-built" "auto cad" (.dwg) plans and PDF versions of same shall be provided to Landlord, free of charge, electronically within 14 days of completion of the TIs.

3. Term.

3.1 **Term**. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3. Lessee shall not have any option or right to terminate the lease, for any reason once accepted. Landlord shall retain the absolute right to terminate this lease at any time with 60 days-notice given to Lessee.

3.2 **Early Possession**. Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be prorated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the original term. The term of the lease shall begin from the original date contemplated in the lease prior to early occupancy. Early occupancy may not interfere with previous Lessees possession and landlord's staff, agents, or other tenants.

3.3 **Delay In Possession**. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60-day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10-day period, Lessee's right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 **Lessee Compliance**. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur, but Lessor may elect to withhold possession until such conditions are satisfied.

3.5 **Commencement Date; Third Party Lessee.** Target Commencement Date is February 1, 2023; provided, however, such targeted Commencement Date shall be subject to Substantial Completion of the Lessee Improvements (defined below), however, in no event, regardless of substantial completion, shall the Commencement Date be later than February 1, 2023. In the event Lessee is able to occupy during construction or prior to February 1, 2023, with enabling Lessee to operate in any area with at least the amount of space needed and a bathroom with shower, the early occupancy will be free of charge however may not interfere with the construction efforts of landlords staff or contractors hired by landlord or the insurance company and the occupancy may be the moving of small articles and business set up items only and may not be occupied earlier than February 1, 2023 under the aforementioned terms and conditions. Substantial Completion is defined as that point in the construction process when: (i) all of the interior improvements including, but not limited to, structural, mechanical, plumbing and electrical work shall be completed and all in working order, except for minor punch-list items; and (ii) all Building systems serving the Premises are operating in good working order and repair, except for latent defects, patent defects or hidden field conditions of which landlord has no current knowledge. Should substantial completion occur prior to February 1, 2023 and Lessee allowed to fully occupy prior to that date the month of February 1, 2023 shall be prorated by the number of days of February(28) divided by the amount of days they were allowed to occupy AFTER substantial completion occurs; in accordance with the lease terms. Should the location not be fully acceptable to Lessee by February 1, 2023 then the entire agreement and commission schedules shall be null and void with both parties holding each other harmless with no further obligations to each other and no brokers fees shall become due and any paid fees shall be refunded.

3.6 **Good Condition**. Landlord shall deliver the Premises to Lessee clean and free of debris on the Lease Commencement Date (unless Lessee is already in possession). Landlord hereby warrants to Lessee that the plumbing, lighting, air conditioning, and heating systems in the Premises shall be in good operating condition on the Lease Commencement Date. If this warranty has been violated, then Landlord shall, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, promptly, at Landlord's sole cost, rectify such violation. Lessee's failure to give such written notice to Landlord within three (3) days after the Lease Commencement Date shall cause the conclusive presumption that Landlord has complied with all of Landlord's obligations hereunder. The warranty contained in this paragraph shall be of no force or effect if prior to the date of this Lease, Lessee was the owner or occupant of the Premises. Lessee hereby accepts the Premises in the condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all Applicable Laws, title matters, covenants and restrictions or record, and requirements governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the condition of the Real Property or the present or future suitability of the Premises for the conduct of Lessee's business.

3.7 **Restrictions**. Landlord's approval and all use restrictions imposed by the Declaration and any other regulatory agency. The premises shall not be used for non-employee/models/hired agents showering, temporary residency (other than on duty shift crew members), residency, for uses similar to dormitory, apartment type, or living or as a home office. The premises shall not have or be used for any type of marijuana or other drug(s) or pharmaceutical, legal or illegal, manufacturing, storage, use, presence, or sell in any manner. LESSEE SHALL NOT USE THE PREMISES OR ALLOW THE PREMISES TO BE USED FOR THE USE, DISTRIBUTION, POSSESSION AND/OR CULTIVATION OF MARIJUANA REGARDLESS OF WHETHER SUCH USE, DISTRIBUTION, POSSESSION AND/OR CULTIVATION IS PERMISSIBLE BY LAW (INCLUDING BUT NOT LIMITED TO THE "COMPASSIONATE USE ACT OF 1996" (HEALTH & SAFETY CODE SECTION11362.5 ET. SEQ.) OR THE MEDICAL MARIJUANA PROGRAM ACT (HEALTH & SAFETY CODE SECTION 11362.7 ET SEQ). SUCH USE, DISTRIBUTION, POSSESSION AND/OR CULTIVATION SHALL BE DEEMED A MATERIAL BREACH OF THIS LEASE AND SHALL ENTITLE LANDLORD TO IMMEDIATELY TERMINATE THE LEASE AND RECOVER POSSESSION OF THE PREMISES.

- Except as provided in this paragraph, Lessee shall, at Lessee's expense, comply promptly with all Applicable Laws (as defined below), title matters, covenants and restrictions of record, and requirements in effect during the Lease Term or any part thereof, regulating the use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or that will disturb other Lessees of the Building. The term "Applicable Law" shall include all applicable federal, state and local statutes, regulations, rules, ordinances; all other applicable governmental or court orders and requirements; and all policies, procedures, and regulations promulgated by Landlord, as reasonably applied, pertaining to the use of Landlord's owned or leased property generally and to activities taking place on or in Landlord's property, including, without limitation, those relating to health, safety, and traffic enforcement.
- Lessee acknowledges and agrees that Landlord is entering into this Lease in its capacity as a property owner and, except as explicitly provided in this Lease, not as a regulatory agency. Lessee acknowledges and agrees that neither Landlord's entering into this Lease nor any approvals given by Landlord under this Lease shall be deemed to imply that Lessee will be able to obtain any required approvals from Landlord in its regulatory capacity. By entering into this Lease, Landlord is in no way modifying or limiting the obligations of Lessee to comply with all Applicable Laws, as provided in this Lease.
- Lessee acknowledges and understands that the permitted use, and any alterations to the Premises, may require that regulatory approvals, authorizations or permits be obtained from governmental agencies other than Landlord. Lessee shall be solely responsible for obtaining any such regulatory approvals, authorizations or permits as further provided herein. Throughout the process for obtaining any regulatory approval, authorization or permit, Lessee shall consult and coordinate with Landlord in Lessee's efforts to obtain the same, and Landlord shall cooperate reasonably with Lessee in connection therewith. Lessee shall not agree to the imposition of conditions or restrictions if the conditions or restrictions could create any obligation (as determined by Landlord in its reasonable discretion) on the part of Landlord

3.8 **Renewal Option**. Lessee shall not have the option to renew the lease, any extensions or renewals must be agreed upon by landlord and Lessee in advance and in writing.

3.9 **EXTENSIONS**: No extensions.

3.10 -**Definition of Fair Market Value and determinations.** Renewal Options. None.

3.11 **Right of first refusal of space.** Lessee shall NOT have a Right of First Refusal on any space.

4. Rent.

4.1 **Rent Defined**. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("**Rent**").

4.2 **Payment**. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that electronic forms of payment were not available and that any check, draft, or other instrument of payment given by Lessee to Lessor, due to the inability to utilize electronic fund transfer, and that payment is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $ 100 (one hundred dollars) in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier's check should electronic fund transfer not be available. Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs. Lessee agrees to pay to Landlord, without any prior demand being required therefore and without any setoffs or deductions whatsoever, Annual Rent as specified in this lease, payable in equal monthly installments as specified in the lease, in advance, on the first day of each and every calendar month throughout the Term. ***All Rent shall be paid to the Landlord via electronic funds transfer ("EFT") or wire directly to Landlord's bank account, unless impossible, which may change with notification to Lessee from time to time, as such account shall be specified in writing to Lessee from time to time. Landlord shall give Lessee fifteen (15) days written notice of any change to deposit bank account information for such Rent payments. Rent for any period during which the Term is for less than one (1) full calendar month shall be prorated based upon the actual number of days of that month. It is Lessees responsibility to ensure rent is paid to landlord via immediately available funds in some form on any those rare occasions the electronic methods fail or be impossible; if ever, overnight carrier and overnight service shall be utilized. Should the "annual rent" monthly installment for any reason be UNABLE to be delivered via EFT as described above, a check shall be delivered (received) to the address, specified for the notices for landlord, no later than two (2) calendar days of its due date. This method shall only be used as a last resort in those rare cases EFT is not available, and an electronic method is impossible to be successfully transmitted. If the amount is more than 3 days past its original due date, and electronic delivery isn't possible, then the check shall be a bank issued cashier's check for the full rent amount due.***

4.3 **Association Fees**. In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner's association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent. (at this time approximately 74.30 per month)

4.4 **Internet Fees.** Lessee shall be responsible for their own internet and fees.

4.5 **Landscaping Fees.** In addition to the Base Rent, Lessee shall pay for landscaping company, at its own expense, for a minimum of 2 times per month and agrees to keep all grass green and healthy as well as all plants and trees trimmed and in good health and replace same as needed. LESSEE SHALL BE RESPONSIBLE FOR OBTAINING, MAINTAINING, OVERSIGHT, and KEEPING THIS SERVICE ACTIVE DURING THE LEASE TERM AND ALL EXTENTIONS. LL shall supply the Tenant with the current landscape company contact.

4.6 **Trash Fees.** Trash fees are not included in the NNNs at this time. Trash to be handled directly and paid for by the tenant.

4.7 **Annual Fire (and 5 year when due), sprinkler, and fire alarm inspections.** These inspections, and all inspections shall be added to the NNNs if paid by landlord, however these inspections and compliance issues should be handled by, scheduled, and paid for by Lessee annually and paid direct whenever possible. LESSEE SHALL BE RESPONSIBLE FOR OBTAINING, MAINTAINING, OVERSIGHT, and KEEPING THIS SERVICE ACTIVE DURING THE LEASE TERM AND ALL EXTENTIONS.

4.8 **Lessee shall provide its own contractor at least every 6 months to service the HVAC units and change all filters.** HVAC units must be maintained in perfect working condition as they are new. LESSEE SHALL BE RESPONSIBLE FOR OBTAINING, MAINTAINING, OVERSIGHT, and KEEPING THIS SERVICE ACTIVE DURING THE LEASE TERM AND ALL EXTENTIONS.

5. Security Deposit. Lessee shall deposit $0,00 with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 120 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. ***This amount shall not be used as rent during any term or extended term of the lease, this amount is to be applied to repairs needed, if any, at the end of the term as determined by landlord. The deposit shall not bear interest. Lessee hereby waives California Civil Code Section 1950.7 and hereby accepts that the security deposit may be applied by landlord to all damages caused by lease default/termination or the condition of premises, and Lessee hereby waives application of California Civil Code Section 1950.7.*** THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH'S RENT. THE SECURITY DEPOSIT SHALL BE NON-REFUNDABLE (OTHER THAN APPLICATION TO ITEMS AT THE END OF THE FINAL TERM OF THE LEASE).

~~5.1 First Lien. To secure the payment of all rentals and other sums of money becoming due from Lessee under this Lease, Landlord shall have and Lessee grants to Landlord a first lien upon the leasehold interest of Lessee under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Lessee situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. Upon the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described herein at public or private sale upon five (5) days' notice to Lessee. Lessee shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord's discretion to perfect the security interest hereby created.~~

5.2 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Lessee is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Lessee, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Lessee shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Lessee not retaken by Lessee from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Lessee to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Lessee.

5.3 If an Event of Default occurs during the Term or any renewal thereof, Lessee's renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

6. Use.

6.1 **Use**. Lessee shall use and occupy the Premises only for the Agreed Use, as declared in writing in advance to landlord, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, **for marijuana ((and other drug and pharmaceutical) [legal or illegal] and any type of cannabis in any form (use, presence, manufacture, growth, storage, pass through, or otherwise))**, or any other manner that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

6.2 **Overloading.** Lessee shall not do anything on the Premises that will cause damage to the Building. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake the Premises.

6.3 **Hazardous Substances.**

(a) **Reportable Uses Require Consent**. The term "**Hazardous Substance**" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis

for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements and Tenant shall be responsible for all hazardous materials and substances and damages therefrom that they bring, permit, or use on site and all losses therefrom.

(b) **Duty to Inform Lessor**. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) **Lessee Indemnification**. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. **No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.**

6.3 **Lessee's Compliance with Applicable Requirements**. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises. In addition, Lessee shall provide copies of all relevant material safety data sheets (**MSDS**) to Lessor within 10 days of the receipt of a written request therefor. In addition, Lessee shall provide Lessor with copies of its business license, certificate of occupancy and/or any similar document within 10 days of the receipt of a written request therefor.

6.4 **Inspection; Compliance**. Lessor and Lessor's "**Lender**" (as defined in Paragraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (**MSDS**) to Lessor within ~~10~~ 45 days of the receipt of a written request therefor. Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for the remainder to the Lease until the first of the month **following** the time this paragraph is complied with. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to allow such inspection and/or testing. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to such failure nor prevent the exercise of any of the other rights and remedies granted hereunder.

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1 **Lessee's Obligations**.

(a) **In General**. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, interior walls, ceilings, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building. Lessee at its cost shall maintain, in good condition, all portions of the Premises, including, without limitation, all Lessee's personal property improvements, plate glass, lighting, exposed plumbing and cables and any heating, ventilating and air conditioning system which services the Premises exclusively or is a shared use of premises or property. Lessee shall be liable for <u>any</u> damage to the Building.

(b) **Service Contracts**. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) clarifiers, and (vii) backup generators and other electrical power systems. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost of the service contracts, services, and repairs made thereof and thereunder and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost.

(c) **Failure to Perform**. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) **Replacement**. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e.. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

7.2 **Lessor's Obligations**. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises.

Landlord's Maintenance and Management.

Landlord shall have the right to:

(a) Establish and enforce reasonable rules and regulations applicable to all Lessees concerning the maintenance, management, use and operation of the Common Areas.

(b) Close any of the Common Areas to whatever extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, provided that no such closure may materially impair Lessee or Lessee's business operations.

(c) Close temporarily any of the Common Areas for maintenance purposes.

(d) Give notice to Lessee prescribing certain sections within the Common Areas for use as parking spaces by Lessee's employees, and in such a case Lessee shall require its employees to use only those sections for parking.

(e) Select a person to maintain and operate any of the Common Areas. Landlord shall have the right to negotiate and enter into a contract with that person on such terms and conditions and for such period of time as is reasonable and proper, both as to service and as to cost. The Lessee shall provide for such services however should the Lessee fail to do so that landlord may, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost.

(f) Make changes to the Common Areas including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking areas, the direction of the flow of traffic, and removal of land from the Common Areas, provided that no such change may materially impair Lessee or Lessee's business operations.

(g) FIRE/LIFE/SAFETY & ADA COMPLIANCE

Lessee shall be responsible for causing the common areas of the Building to comply with fire/life/safety requirements as applied by the laws of the State of California. Further, Lessee shall maintain and monitor any and all fire alarms and sensors in the Premises, Building and Property, at its sole cost.

Lessee shall also be responsible for removal of barriers in the common areas of the Building to the extent Landlord or an appropriate governmental authority determines that such removal is required pursuant to Title III of Americans with Disabilities Act of 1990 ("ADA"). The initial construction of the Premises by Landlord or Lessee as well as all alterations to the Premises shall be required to comply with the requirements of Title III of the ADA at Lessee's expense.

Common Area Costs Defined: Common Area Costs means all costs necessary for the maintenance and operation of the Common Areas. Costs for maintenance and operation of the Common Areas shall include, without limitation, costs of resurfacing, repainting and restriping, cleaning, sweeping, and other janitorial services, policing, purchase, construction, and maintenance of refuse receptacles, planting and landscaping and re-landscaping, directional signs and other markers, car stops, lighting and fixtures and other utilities (any such utilities and services not separately metered or charged for or to the Common Area shall be fairly allocated so that Lessee will only pay its Proportionate Share of utilities and services supplied to the Common Area and not to any leased premises), premiums on public liability and property damage insurance, and commercially reasonable professional management fees (which can be paid to Landlord if Landlord manages the Common Area).

Common Area Costs shall include the following: (a) legal fees, brokerage commissions, but not advertising costs and other related expenses incurred in connection with the sale or leasing of the Building; (b) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or Common Areas; (c) repairs, replacements, improvements, alterations or expenditures of a capital nature (d) damage and repairs attributable to condemnation, fire or other casualty; (e) damage and repairs except to the extent recoverable under any warranty or insurance policy carried by landlord in connection with the Building or Property; (f) damage and repairs necessitated by an act or omission of Landlord or Landlord's employees, contractors or agents; (g) management fees except executive salaries of Landlord; (h) salaries or service personnel to the extent that such service personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building or Property; (i) landlord's general overhead except expenses not related to the Building; (j) payments except payments of principal or interest on any mortgage, ground rents or other encumbrances including commissions and legal fees associated with financing; (k) depreciation or accelerated cost recovery of the Building or any equipment; (l) legal fees, accountants' fees and other expenses incurred in connection with disputes with Lessees except other occupants of the Building or associated with the enforcement of any leases or defense of Landlord's title to or interest in the Building or any part thereof; (m) costs, including permit, license and inspection fees, incurred in renovating or otherwise improving, decorating, painting or altering space for other Lessees or other occupants or vacant space in the Building; (n) costs incurred due to violation by Landlord or any other Lessee of the Building of the terms and conditions of any lease; (o) the costs of any service provided except to other Lessee(s) of the Building to the extent landlord is entitled to be reimbursed directly therefor, and the cost of any service provided to other Lessee(s) of the Building but not to Lessee; (p) charitable or political donations by Landlord on behalf of Lessee; (q) any cost or expense related to the testing for, removal, transportation or storage of hazardous materials from the Building, except to the extent caused by or required as a result of Lessee's activities; (r) interest, penalties or other costs arising out of Landlord's failure to make timely payments of its obligations; (s) costs associated with revenue-generating public parking areas of the Building where fees are charged for use of parking areas by the public and not by Lessees of the Building; (t) costs incurred in advertising and marketing or leasing promotional activities for the Building; (u) all costs associated with Americans With Disabilities Act compliance in all public areas, common areas and restrooms for the Building and Property; (v) recoveries unless they are recovered under warranties and insurance; (w) costs incurred except in connection with any retail Lessees of the Building and not associated with the office Lessees of the Building, including, without limiting the generality of the foregoing, any services provided to some retail Lessees but not to the Lessee herein; (x) ~~income taxes of Landlord, whether such income is from the operation of a Building or not, costs of maintaining Landlord's corporate existence and franchise taxes~~; and (y) Building management fees.

(u) Landlord may enter with invitees/guests, with advanced notification via email, the property/premises during reasonable times to inspect for compliance and repairs needed; however shall give notice the prior day, unless otherwise agreed, to tour the property with invitees such as potential buyers or future potential Lessees.

Triple Net Lease (NNN). The intention of this lease it to be an absolute NNN lease. All expenses, including but not limited to, any of the building's repairs (inside and out, including common areas), up keep, taxes, insurance premiums, association dues, outside repair, outside upkeep, all maintenance inside and outside, monitoring,

alarm monitoring, fire alarm monitoring, fire sprinkler monitoring, replacement of fixtures, landscaping, hardscaping (including changes to hardscape), sprinkler replacement and repair including sprinkler systems, asphalt repair and replacement, cement repair or replacement, cement pouring (additional), painting (inside or out), cement or hardscape repairs, lighting fixtures or bulbs, structural repairs, Air conditioning, heating, and other HVAC repair and replacement and repair contract(s), door repairs, realignments, or replacements, any needed renovations to comply with current or future codes or other requirements, any costs attributable to the upkeep and/or improvement of the building, premises, or surrounding area.

All building expenses or any expenses associated with the building or property shall be 100% the Lessee's responsibility to pay direct. Should the Lessee not pay direct Lessee shall immediately reimburse the landlord for these expenses if paid or owed by the landlord. This is an absolute NNN lease.

Lessee's Share Of Costs.

(a)Lessee shall be responsible for Lessee's Proportionate Share (proportioned at 100%) of all Common Area Costs and NNN expenses during the term and any extensions thereof. Common Area Costs that cover a period not wholly within the Term, and any extension thereof, shall be prorated for the term period or extension thereof Term. Common Area Costs that cover a period not wholly within the Term shall be prorated.

(b) Lessee shall pay to Landlord an amount reasonably estimated by Landlord to be Lessee's Proportionate Share of Common Areas Costs and NNN expenses on the first (1st) day of each month, commencing as of and on the Commencement Date of this Lease, or on the first (1st) day of the month following the Commencement Date of this Lease if such date is a day other than the first day of a calendar month, and continuing during the Term. Landlord may adjust the estimated monthly Common Area charges at the end of each calendar quarter on the basis of Landlord's reasonably anticipated costs for the following calendar quarter.

(c) If Lessee's Proportionate Share of Common Area Costs for the calendar quarter exceeds the payments made by Lessee, Lessee shall pay Landlord the deficiency within ten (10) days after receipt of the statement; payments received more than 3 days after the due date (ten (10) days mentioned) shall be deemed late, late payments shall have a 10% fee imposed and interest will begin to accrue from that date. If Lessee's payments made during the calendar quarter exceed Lessee's Proportionate Share of Common Area costs, Landlord may, at its option, pay Lessee the excess at the time Landlord furnishes the statement to Lessee or credit the excess against future payments by Lessee for Common Area Costs. Should Lessee wish to contest the amounts, validity, need, necessity, appropriateness, origin, legitimacy, or otherwise contest any common area cost/charge or NNN expense noted on the statement as a whole, part or any charge within the statement notice must be received by landlord no later than ~~1~~90 calendar days after the receipt of statement of costs and no later than 10 calendar days after the close of the calendar quarter or the statement's amounts, legitimacy, and all mentioned above items shall be deemed accepted and become non-contestable and fully agreed to by Lessee(s).

7.3 **Utility Installations; Trade Fixtures; Alterations.**

(a) **Definitions**. The term "**Utility Installations**" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "**Trade Fixtures**" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "**Lessee Owned Alterations and/or Utility Installations**" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) **Consent**. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, do not trigger the requirement for additional modifications and/or improvements to the Premises resulting from Applicable Requirements, such as compliance with Title 24, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

(c) **Liens; Bonds**. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

7.4 **Ownership; Removal; Surrender; and Restoration.**

(a) **Ownership**. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) **Removal**. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) **Surrender; Restoration**. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also remove from

the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 **Payment For Insurance**. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor, which is and shall remain part of the Lessees NNN monthly expenses, under Paragraph 8.2(b) in excess of $3,000,000 per occurrence for each type of liability coverage. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

8.2 **Liability Insurance**.

(a) **Carried by Lessee**. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, lack of use, terrorism, vandalism, occupancy, lack of occupancy, earthquake, or maintenance of the Premises and all areas appur Lessee thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "**insured contract**" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) **Carried by Lessor**. Lessor may maintain liability, and if carried building, insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein. Coverages may be up to full replacement cost coverage with code compliance, relocation benefits, and loss of rents coverage.

8.3 **Property Insurance - Building, Improvements and Rental Value**.

(a) **Building and Improvements**. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b) **Rental Value**. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12-month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) **Adjacent Premises**. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

8.4 **Lessee's Property; Business Interruption Insurance; Worker's Compensation Insurance**.

(a) **Property Damage**. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b) **Business Interruption**. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils. Landlord shall not be held responsible for any loss of production on business interruption or losses therefrom.

(c) **Worker's Compensation Insurance**. Lessee shall obtain and maintain Worker's Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a 'Waiver of Subrogation' endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d) **No Representation of Adequate Coverage**. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5 **Insurance Policies**. Insurance required herein shall be by companies maintaining during the policy term a "General Policyholders Rating" of at least A-, VII, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall furnish Lessor certificates of insurance as with evidence of renewals evidencing renewal thereof,. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 **Waiver of Subrogation**. Without affecting any other rights or remedies, Lessee hereby release and relieves Lessor, and waives their entire right to recover damages against lessor, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such release and waiver is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. Lessee agrees to have their property damage

insurance carrier(s) waive any right to subrogation that such companies may have against Lessor, as the case may be, so long as the insurance is not invalidated thereby.

8.7 **Indemnity**. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, a Breach of the Lease by Lessee and/or the use and/or occupancy of the Premises and/or Project by Lessee and/or by Lessee's employees, contractors or invitees. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 **Exemption of Lessor and its Agents from Liability**. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee's business or for any loss of income or profit therefrom. Instead, it is intended that Lessee's sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 **Failure to Provide Insurance**. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease. Parties agree that additionally to the risk of lack of carrying insurance (or lacking coverage limits to cover any claim), lessee shall be responsible to landlord for any and all claims that would have been covered to the full extent coverage could have been recovered. Should Landlord or Landlords insurance need to pay out any funds due to Lessee's lack of coverage or insufficient coverage, Lessee shall pay landlord an amount equal to the funds the insurance company or landlord needed to pay due to the lack of or insufficient coverage including co-pays.

9. Damage or Destruction.

9.1 **Definitions.**

(a) "**Premises Partial Damage**" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) "**Premises Total Destruction**" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) "**Insured Loss**" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) "**Replacement Cost**" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) "**Hazardous Substance Condition**" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2 **Partial Damage - Insured Loss**. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10-day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 **Partial Damage - Uninsured Loss**. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such

commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 **Total Destruction**. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 **Damage Near End of Term**. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6 **Abatement of Rent; Lessee's Remedies**.

(a) **Abatement**. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein. All abatement is limited to the amounts covered by the lessee's insurance recovery when recovered under the lessee's claim under the lessee's policy, no warranty as to the applicability and coverages is made, and the rent shall be paid without offset during all periods of the term. Lessee, at lessee's sole discretion, shall determine if the minimum coverage types and amounts cover for such losses.

(b) **Remedies**. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 **Termination; Advance Payments**. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Landlord Duty. In cases the Lessee does not pay rent and/or vacates the space prior to the end of the lease term of any extension thereof for any reason (including eviction or agreement to move out prior to end of the term(s) or even acceptance of access or keys to the premises), Lessee, not landlord, shall be responsible to mitigate Lessees damages/losses, and shall have the burden to make every attempt to re-let the space (to previous terms or acceptable terms to landlord), including but not limited to advertising the space and making every attempt to find a Lessee to pay for and occupy the space. Lessee must also ensure the internet stays on and active with Wi-Fi available (to landlord as well) and the location is secure with an alarm and video recording which is shared with landlord during any periods Lessee is not occupying the building at least 5 days a week. Should the Lessee fail to do these items, the landlord may do so but is not required or obligated to do so, as the Lessee shall insure it protects the property/premises from damages and the property is secure from vandalism, damage, theft, or other malicious actions.

10. Real Property Taxes.

10.1 **Definition**. As used herein, the term "**Real Property Taxes**" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 **Payment of Taxes**. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3 **Joint Assessment**. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

10.4 **Personal Property Taxes**. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage,

interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Pursuant to the conditions of this section, Lessor allows for subletting, therefore if Lessee allows or causes any breach of this lease which causes vacancy of the building, in any way, Lessee is responsible to attempt to mitigate its damages by attempting to find a buyer or lessor acceptable to Lessor (at lessors sold determination of acceptability). Additionally, Lessor shall be under no obligation to mitigate Lessor's damages. Should the lessor sell or lease the premises to another party Lessee shall be responsible for all damages under the lease including the rent for the entire term of the lease and all other damages allowed by law.

12.2 **Lessor's Consent Required**.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "**assign or assignment**") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent; provided, that this Lease may be assigned by Lessee without Lessor's consent (but with notice to Lessor) in the event of a merger, acquisition, or other change of control of the Lessee or the sale of substantially all the assets of Lessee. Also, in the event of in the event of a merger, acquisition, or other change of control of the Lessee or the sale of substantially all the assets of Lessee the Lessee shall require the lease to be assigned to the acquiring entity.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of fifty (50) ~~25~~% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than fifty (50) ~~25~~% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "**Net Worth of Lessee**" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(d), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, i.e. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.3 **Terms and Conditions Applicable to Assignment and Subletting**.

(a) Regardless of Lessor's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 **Additional Terms and Conditions Applicable to Subletting**. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 **Default; Breach**. A "**Default**" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "**Breach**" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR'S RIGHTS, INCLUDING LESSOR'S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "**debtor**" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee's obligations under this Lease is guaranteed: ~~(i) the death of a Guarantor~~, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 **Remedies**. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate, and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 **Inducement Recapture.** Any agreement for free or abated rent or other charges, the cost of Lessee improvements for Lessee paid for or performed by Lessor, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "**Inducement Provisions**," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 **Late Charges**. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 3 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 **Interest**. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the day it was due. The interest ("**Interest**") charged shall be computed at the rate of 18% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the late charge provided for in Paragraph 13.4 and all amounts due under this or any other paragraph shall be considered additional rent and accrue interest including the late charges from the time they become due.

13.6 **Breach by Lessor**.

(a) **Notice of Breach**. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) **Performance by Lessee on Behalf of Lessor**. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month's Base Rent or the Security Deposit, reserving Lessee's right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "**Condemnation**"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemner for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 **Brokerage Fees.** ~~Brokerage Fees are to be paid in accordance with paragraph 1.9 (b) and, if applicable, by separate written agreement.~~

~~15.2~~ **Representations and Indemnities of Broker Relationships**. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, ~~and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith (if blank than none). Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.~~

15.3 Each party represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner. Lessee hereby accepts that no brokers were used in procuring this lease and no commissions are owed to any party regarding this lease, Lessee shall hold harmless all other Party (ies) from all damages resulting from any claims that may be asserted against the other Party by any other broker, finder, or other person, with whom the other Party has or purportedly has dealt. Three is not and will not be any brokers fees payable on this lease or any extensions of this lease. All promises, covenants, opinions, communications, and disclosures shall be confirmed by Lessee or be contained in this document prior to signing; otherwise any recourse is hereby waived by Lessee and/or his representatives.

16. Estoppel Certificates.

(a) Each Party (as "**Responding Party**") shall within 10 days after written notice from the other Party (the "**Requesting Party**") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "**Estoppel Certificate**" form published BY AIR CRE, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater from the time of the request, if in excess of the time period allowed herein, until the first of the month **following** the time this paragraph is complied with. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term "**Lessor**" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Days. Unless otherwise specifically indicated to the contrary, the word "**days**" as used in this Lease shall mean and refer to calendar days.

19. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Brokers warrant they have investigated the property, disclosures, potential uses, nature, quality, character of the premises and financial responsibility of the other Party to this Lease and each represents and warrants the same.

22. Notices.

23.1 **Notice Requirements**. All notices, notifications, statutory notices, demands, statements or communications given or required to be given by Lessee to landlord hereunder shall be in writing, and shall be (1) sent by United States certified or registered mail, postage prepaid with proof of service, (2) sent by recognized overnight delivery service (such as, but not limited to, Federal Express, DHL or UPS) OVERNIGHT SERVICE with tracking capability and proof of service or (3) delivered personally and additionally (1) sent by email. In each case addressed as follows: (a) to Lessee at the appropriate email address or first class mail to the address as set forth below which shall be deemed delivered when sent via email or if my mail (3) days after mailing via first class mail finally if by overnight carrier the day after the overnight carrier receives the notice; or (b) notices to Landlord must be sent via email and at least one of one of these subsections within this paragraph (1), (2), (3) at the addresses set forth below, or to such other location or firm or to such other place as Landlord may from time to time designate in a notice to Lessee. Any notice will be deemed given on the date that is three (3) business days following the date it was deposited in the United States Mail, on the first business day following deposit with a recognized overnight delivery service (delivery charges prepaid or billed to sender) for next business day delivery or, if not via overnight delivery by the overnight carrier, on the first day delivery is attempted by the overnight carrier service, if delivery occurs after 5:00 p.m. in the time zone of the recipient or on a non-business day, then such notice shall be deemed received on the first business day after the day of delivery, on the date personal delivery is made, if given by personal delivery, or on the date of delivery in the case of landlord to Lessee - email, provided that such delivery is reasonably confirmed as received by the recipient (i.e., no error report is received by the sender), and if delivery occurs after 5:00 p.m. in the time zone of the recipient or on a non-business day, then such notice shall be deemed received on the first business day after the day of delivery. If notice if given to landlord via personal delivery or email that notice must also be sent via overnight carrier with verification of delivery required to be deemed as notice being given.

Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth in this lease, unless subsequently changed by the party by notice in the manner provided in this Paragraph. Notice shall be effective when, delivered in the manner(s) noted herein and initially received, attempted, or rejected (including failure to respond to the initial delivery notice by the time indicated thereon from the delivering person or entity) by the recipient party as shown in the records of the delivering person or entity. Notices to landlord from Lessee must be additionally e-mailed on the date of notice, to mike@mssproperties.com or other e-mail address that may be designated or changed from time to time, in addition to the requirements above, to be considered an effective notice.

- **Prior to and during the lease Lessee shall give Landlord true emails and cell phone contacts of at least two active employees that have keys, alarm codes, and access to the building that are able to be contacted in case of emergency.**

A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 **Date of Notice**. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship. When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, Lessor and Lessee agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential, and all communications shall be disclosed only to the party represented.

- **Landlord is (or has been) a licensed with CA Dept of Real Estate Michael Summers DRE ID 02123073**
- **Landlord, Michael Summers, is the owner of this property at the time of lease.**

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located (all venues shall be California and based upon California law). Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 **Subordination**. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "**Security Device**"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "**Lender**") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 **Attornment**. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 **Non-Disturbance**. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "**Non-Disturbance Agreement**") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 **Self-Executing**. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "**Prevailing Party**" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice, at least the day prior unless Lessee approves a shorter timeframe, for the purpose of showing the same to prospective purchasers, lenders, or Lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 9 months of the term hereof. Except for ordinary "for sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements. Landlord reserves the right to withdraw consent at any time for any signs whether placed on the property (inside or out) attached or not, etc. Landlord may put any sign in any place at any time for any reason.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any than existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 **Execution**. The Guarantors which execute a guaranty form, in addition to the signatory for Lessee (and each of them), hereby guarantee this lease and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2 **Default**. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Lessee hereby waives any and all rights to quiet possession and quiet enjoyment of the Premises during the term(s) and extensions thereto hereof

39. Options. NONE

40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions. Should landlord enter into a contract with a cell carrier, or representative thereof, to construct a cell site or other communications site on the exterior of the premises but on the property or roof, Lessee agrees to allow landlord and easement, free of charge, to allow for space and such construction and lease of the cell site; all cell site or other communications site, lease proceeds shall go to landlord, however any increases in taxes or nets due to the site shall be borne by landlord and be landlords responsibility and the site shall be constructed with as minimal impact to the premises as possible.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid "under protest" within 2 months (60 days) from the time the payment was due or was paid (whichever occurs first) or shall be deemed to have waived its right to protest such payment.

44. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Waiver of Jury Trial. **ALL PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.** The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement; this includes any venue in which a dispute is litigated or handled.

49. Arbitration of Disputes. Alternative Dispute Resolution ("ADR"). Except as provided herein this Lease below, the Parties agree to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Owner's failure to approve an assignment, sublease or other transfer of Lessee's interest in the Lease, any other defaults by Owner, or any defaults by Lessee by and through arbitration as provided below and irrevocably waive any and all rights to the contrary with the following exception, which is excluded from the ADR process, agreement and waiver:

(a) **Any controversy or dispute arising from, in whole or in part, Lessee's failure to pay rent, expenses, utility or any other expenses or damages/potential damages owed or potentially owed to landlord or owner, any unlawful detainer claim, other claims, repairs needed or performed causing payment due to landlord, damages to the building (including property and premises), foreseen and unforeseen damages, or any other monetary obligation owed to landlord or owner. This includes but is NOT limited to costs of repairs or needed repairs/cleaning/replacement during, at or after the termination of lease or any other money or monetary obligation owed to landlord or owner.**

50. Arbitration of Disputes. ALL PARTIES HEREBY WAIVE THEIR RIGHT(S) TO A JURY TRIAL. The Parties agree to at all times conduct themselves in strict, full, complete and timely accordance with the terms hereof and that any attempt to circumvent the terms of this Arbitration Agreement shall be absolutely null and void and of no force or effect whatsoever.

51. Disputes Subject To Alternative Resolution. Any controversy or dispute arising out of this Lease, other than, unlawful detainer actions, restraining orders, temporary restraining orders, writ(s), injunctions, court orders, or any dispute arising in whole or in part from Lessee's failure to pay Rent or any other monetary obligation required or expected and damages therefrom such as costs or repairs and reletting the location due to early termination of lease or failure to pay and costs, rent, damages, or costs to landlord by Lessee (lessee) hereunder shall be resolved in accordance with the procedures provided in this lease ("ADR"). The following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein: 1. are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, 2. Claims relating to (a) Landlord/Owner's exercise of any unlawful detainer rights pursuant to applicable law or (b) rights or remedies used by Landlord/Owner to gain possession of the Premises or terminate Lessee's right of possession to the Premises, all of which disputes shall be resolved by suit filed in the applicable court of jurisdiction, the decision of which court shall be subject to appeal pursuant to applicable law 3. Claims arising in whole or in part from Lessee's failure to pay Rent or any other monetary obligation required. 4. Claims arising in whole or in part in amounts owed by Lessee for: restoration of the property; repairs needed or required due to Lessees acts or omissions; Lessees failure to pay Lessees proportionate share of costs due under the lease. 5. Any claims regarding repairs, maintenance, or failure by Lessee to leave the property in "good" condition upon termination.

Situs. Any dispute, not specifically excluded herein, is subject to ADR pursuant to this lease ("ADR Dispute") and shall be settled or determined by direct negotiation, mediation or arbitration in the County of Orange, California. Any dispute or claim excluded from the ADR requirement as mentioned above, may file the lawsuit/claim or other action in the appropriate court with or without notice or prior demand. ADR dispute fees shall be borne by Lessee.

Governing Laws and Rules.

1. Direct Negotiation.

BEING MOST DISPUTES CAN BE RESOLVED BY THE PARTIES IF THEY JUST MEET AND LISTEN TO ONE ANOHTER, PRIOR TO FILING FOR ANY ARBITRATON DEMAND, THE PARTIES SHALL ALL MEET VIA ZOOM OR IN PERSON AND ALLOW FOR DISCUSSION OF THE ISSUES AND POTENTIAL RESOLUTIONS TO NEGATE THE NEED FOR A COSTLY TRIAL OR ARBITRATION. THIS IS A REQUIREMENT PRIOR TO FILING SUCH A DEMAND FOR ARBITRATION.

In the event that either Party reasonably determines that an ADR Dispute exists, such party shall promptly notify the other Party in writing as to the general nature of the ADR Dispute and as to dates and time within the following twenty (20) days that such party's authorized representatives are available to discuss settlement (the "ADR Notice"). Within twenty (20) days of delivery of the ADR Notice, the Parties shall meet and negotiate in a good faith attempt to settle the ADR Dispute.

2. Mediation.

In the event that the Parties are unable to settle the ADR Dispute, within ten (10) days after such meeting, the Parties shall select a mediator from the list of approved mediators maintained by the Superior Court for North San Diego County or such other mediator as the Parties may agree. The Parties shall cooperate with such mediator to schedule a mediation at the earliest feasible date and shall comply with any reasonable conditions imposed on such mediation by the mediator. The mediator's fee shall be divided equally between the parties.

3. Arbitration

In the event that the Parties fail to resolve the dispute through mediation within thirty (30) days after it is submitted to mandatory Arbitration for resolution of the dispute.

APPOINTMENT OF AN ARBITRATOR:

All disputes subject to this Arbitration Agreement, shall be determined by binding arbitration before a retired judge of the applicable court of jurisdiction (e.g., the Superior Court of the State of California) affiliated with Judicial Arbitration & Mediation Services, Inc. ("JAMS"), or as may be otherwise mutually agreed by Owner and Lessee (the "Arbitrator"). Such arbitration shall be initiated by the Parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to the other party and to the Arbitrator. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. If the Parties have agreed to use JAMS, they may agree on a retired judge from the JAMS panel. If they are unable to agree within ten days, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. If the Parties have elected to utilize AAA or some other organization, the Arbitrator shall be selected in accordance with said organization's rules. In the event the Arbitrator is not selected as provided for above for any reason, the party initiating arbitration shall apply to the appropriate Court for the appointment of a qualified retired judge to act as the Arbitrator.

ARBITRATION PROCEDURE:

1. PRE-HEARING ACTIONS. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The Parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the Parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances. The Arbitrator shall issue subpoenas and subpoenas duces tecum as provided for in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1282.6).

2. THE DECISION. The arbitration shall be conducted in the city or county within which the Premises are located at a reasonably convenient site. Any Party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the Parties according to the substantive laws and the terms and provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the court of applicable jurisdiction, subject only to challenge on the grounds set forth in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1286.2). The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the court of appropriate jurisdiction pursuant to the provisions of this Lease. The Arbitrator may award costs, including without limitation, Arbitrator's fees and costs, attorneys' fees, except expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion. Whenever a matter which has been submitted to arbitration involves a dispute as to whether or not a particular act or omission (other than a failure to pay money) constitutes a Default, the time to commence or cease such action shall be tolled from the date that the Notice of Arbitration is served through and until the date the Arbitrator renders his or her decision. Provided, however, that this provision shall NOT apply in the event that the Arbitrator determines that the Arbitration Notice was prepared in bad faith. Whenever a dispute arises between the Parties concerning whether or not the failure to make a payment of money constitutes a default, the service of an Arbitration Notice shall NOT toll the time period in which to pay the money. The Party allegedly obligated to pay the money may, however, elect to pay the money "under protest" by accompanying said payment with a written statement setting forth the reasons for such protest. If thereafter, the Arbitrator determines that the Party who received said money was not entitled to such payment, said money shall be promptly returned to the Party who paid such money under protest together with Interest thereon as defined herein this Lease. If a Party makes a payment "under protest" but no Notice of Arbitration is filed within thirty days, then such protest shall be deemed waived.

Attorney's Fees. If either Party commences an action or an arbitration, against the other including Party arising out of or in connection with this Lease, the prevailing Party shall be entitled to have and recover from the losing Party reasonable Attorneys' fees (excluding the reasonable value of legal services performed, by the prevailing Party's own employees, partners, shareholders, or self) and costs of suit, legal action, or arbitration (including expert fees and costs.)

If either Party becomes a party to any litigation with anyone not a Party to this Lease, including arbitration, concerning this Lease, the Premises, the Property, or the Building, by reason of any act or omission of the other Party or its authorized representatives, and not by any act or omission of the Party that becomes a partly to that litigation or any act or omission or its authorized representatives, as between the Party that causes the other Party to become involved in the litigation shall be liable to that Party upon petition to the proper court or forum of Arbitration for reasonable attorney's fee's and court incurred by it in the litigation, and as between them the prevailing Party shall be liable for payment of attorneys'' fees and costs to the other Party as the court or Arbitrator shall determine.

52. Corporate Authority. If Lessee signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Lessee represents and warrants that Lessee has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions

53. Delay or omission. No delay or omission in the exercise of any right or remedy of either Party on any default by the other Party shall impair such a right or remedy or be construed as a waiver.

Any time landlord accepts rent or payments less than the full amount owed landlord may apply the accepted fund to lower the balance due, mitigate damages under the lease, and may apply the payments to balances due at the sole discretion of the landlord. Acceptance of amounts other than the full amount(s) due does not waive the ability to collect the full amounts due under this contract/lease under any circumstances.

54. Waiver of Default. No waiver of any breach or default by either Party shall constitute a waiver of any other breach or default, whether of the same or any other covenant or conditions. The receipt and acceptance by Landlord of rent shall not constitute a waiver of any preceding default other than the default in the payment of the particular rental payment so accepted, regardless of Landlord's knowledge of the preceding breach at the time of accepting the rent; nor shall acceptance of rent or any other payment after termination constitute a reinstatement, extension or renewal of the Lease or revocation of any notice or any other act previously given or done by Landlord.

55. Acceptance of Surrender. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to any part or all of the Premises, shall constitute an acceptance of the surrender of any part or all of the Premises by Lessee before the expiration of the Term. Only a notice from Landlord to Lessee shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease. Even if LL allows use or uses the property him/herself or by one of his

companies during a period of default does not constitute acceptance of surrender. It is hereby accepted that use or uses the property by LL him/herself or by one of his companies owned in whole or in part or related to Mike Summers, AmeriCare, or MSS Properties, MSS Properties Special Purpose II or similar during any period is hereby accepted by all parties as NOT off-setting or mitigating any damages owed by Lessee, and its use is essentially free of charge, so long as the property is on the market for lease in an "as-is" condition at the fair market value, and no reasonable offer is turned down for the building in "as-is" condition at fair market value. The burden of mitigation of damages for Lessee is on Lessee (as stated above). Lessee waives any rights that burden Landlord with Lessees mitigation of damages, Lessee must seek, advertise, and otherwise attempt to find and sub-let the premises to an acceptable party. Landlord shall have no responsibility to mitigate however Landlord is permitted to make every attempt to recover the premises, repair premises, prep premises for a new Lessee, including Tis, and whatever it takes to regain procession and control t the building and re-let it. Should the building be unoccupied or abandoned for more than 48 hours the landlord has the right, not duty, to enter and secure the building as well as permission to advertise and relet the building to mitigate damages and regain cash flow therefrom.

56. Consents. Landlord's consent to or approval of any act by Lessee requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Lessee. No waiver, benefit, privilege or service voluntarily given or performed by either party shall give the other any contractual right by custom, estoppel or otherwise to receive the same at any other time.

57. Waiver of service/notice. Lessee hereby waives service of any notice required by any present or future law or ordinance applicable to landlords or Lessees but not required by the terms of this Lease. This includes the right to be served a 3-day notice prior to filing an unlawful detainer action**.**

58. Insurance. Lessee hereby waives any and all rights of recovery against the Landlord or against the officers, employees, owners, agents and representatives of Landlord, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy or other insurance policy which either may have in force at the time of such loss or damage. Lessee will reimburse Landlord and its property manager, and their respective owners, officers, directors, shareholders, affiliates, agents, employees, and representatives (collectively, "Landlord Parties") for and will indemnify, defend, and hold harmless Landlord Parties from and against any and all loss or damage sustained by, liability or charges imposed on, and claims or causes of action asserted against, Landlord Parties arising in whole or in part out of or by reason of (i) any accident or occurrence in or on the Premises, any use of or business conducted in or on the Premises, or any hidden or apparent defect in the Premises; or (ii) any damage to or loss of any property of Lessee or any person occupying the Premises or any of their respective officers, directors, shareholders, affiliates, agents, employees, or contractors (collectively, "Lessee Parties"), whether this damage to or loss of property occurs on the Premises or on any other part of the Property; or (iii) any act, negligence, or fault of Lessee Parties, whether occurring on the Premises or on any other part of the property. Lessee's reimbursement and indemnity obligations will include, but not be limited to, any and all penalties, assessments, fines, damages, interest, settlement amounts, judgments, losses, reasonable attorneys' fees, and other expenses, and will survive the expiration or other termination of this Lease. Hazardous Materials: Neither Lessee, nor any of Lessee's agents, contractors, employees, licensees or invitees shall at any time handle, use, manufacture, store or dispose of in or about the Premises or the property any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance (collectively "Hazardous Materials") subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"). Lessee shall protect, defend, indemnify and hold landlord harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any actual or asserted failure of Lessee to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials, or by reason of any actual or asserted failure of Lessee to keep, observe, or perform any provision of this paragraph.

Indemnification: Landlord shall not be liable and Lessee hereby waives all claims against landlord for any damage to any property or any injury to any person in or about the Premises or the property by or from any cause whatsoever, except to the extent caused by or arising from the gross negligence or willful misconduct of landlord or its agents, employees or contractors. Lessee shall protect, indemnify and hold the landlord and his/her related entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property or any injury to any person occurring in, on or about the Premises or the property to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Lessee, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Lessee in or about the Premises or from transactions of the Lessee concerning the Premises; (c) Lessee's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

Lessee is required to maintain certain minimal levels of insurance to make sure that the various liabilities that Lessee undertakes under the lease will have some insurance backing them up. These levels should be considered as minimums and may be increased in appropriate circumstances. Most Lessees will have the amounts set forth in their standard policies, with the exception of the business interruption insurance. Lessee hereby agrees these required levels are minimal levels and Lessee shall insure itself and landlord to the extent cover all losses potential losses even if catastrophic or unforeseen.

If landlord shall fail to perform any covenant, term or condition of this Lease, and if Lessee shall recover a money judgment against landlord, the judgment shall be satisfied only out of the proceeds of sale received upon execution of the judgment and levy against the right, title and interest of landlord in the property as the same may then be encumbered, and neither landlord nor any of its partners shall be liable for any deficiency. It is understood that in no event shall Lessee have the right to levy execution against any property of landlord other than its interest in the building or property it is on. The right of execution shall be subordinate and subject to any mortgage or other encumbrance upon the property. No trustee, shareholder, officer, member, director, employee, parent or subsidiary company, landlord affiliate or partner of landlord shall in any event or at any time be personally liable for the payment or performance of any obligation required or permitted of landlord under this Lease or under any document executed in connection herewith. No attachment, execution, writ or other process shall be sought or obtained, and no judicial proceeding shall be initiated by or on behalf of Lessee, against landlord personally or landlord's assets (other than landlord's interest in the property) as a result of any such failure, breach or default and neither they nor landlord nor any landlord affiliate shall be liable for any deficiency.

59. Waiver of Subrogation. Lessee herby waives any right or ability to recover or subrogate from Landlord's insurance policy(ies) or otherwise subrogate or attempt recovery (or reimbursement) from losses or damages against Landlords insurance policy(ies). It is agreed to be beneficial to both parties to limit Lessee's recovery to all claims and all claims shall be borne by the Lessee's or subtenant's insurer only this INCLUDES situations that the tenant or subtenant have what ends up a lack of adequate insurance as coverage maximums are left open for this reason. This includes ANY AND ALL of Landlords policies for all risks. Landlord shall be paid an

amount equal to all funds landlord or his insurance company pays out due to lack of coverage or insufficiency of insurance coverage held by Lessee. The amounts listed herein are merely minimum amounts and Lessee is free to purchase any policies and the required policies may be in excess of what is required to be carried.

60. Waiver of right to quiet enjoyment. Lessee herby waives any right to the covenant of quiet enjoyment and any claims or damages from the breach of the covenant of quiet enjoyment. Lessee herby waives any right to privacy.

61. California Civil Code Section 1951.4; Waiver of civil codes. Lessee herby waives claims or protections granted under Section 1951.4 of the Code, and agrees to permit landlord to continue the lease in effect following a breach and to collect rent as it becomes due. Lessee agrees this is (1) it is expressly included in the lease, and (2) Lessee also has the right to assign and sublet under the lease (subject to the landlord's reasonable consent or to express standards of consent that are set forth in the lease) to allow a landlord to continue the lease in effect following a breach and to collect rent, or other amounts that become due under the lease as additional rent, to allow the landlord to be paid, as payments would otherwise become due, in such cases the Civil Code may otherwise limit landlords ability to collect rent or other payments.

Lessee waives the provisions of Civil Code § 1932(2) and Civil Code § 1933(4) with respect to any destruction of the Premises. Lessee further waives Civil Code sections: § 1265.130, § 1941, § 1942, §1161, 1162, § 3275, § 473, § 1174, § 1179, §1950.7

When/If landlord gives a Lessee notice in accordance with the default provisions of the lease, such notice is in lieu of, and not in addition to, the statutory notice required by Section 1161, and that such notice expressly replaces and satisfies the requirements of Section 1162.

Lessee waives the provisions of California Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Premises, California Civil Code Sections 1941 and 1942 with respect to Landlord's repair duties and Lessee's right to repair, and California Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises by condemnation as herein defined, and any right of redemption or reinstatement of Lessee under any present or future case law or statutory provision (including California Code of Civil Procedure Sections 473 and 1179 and California Civil Code Section 3275) in the event Lessee is dispossessed from the Premises for any reason. This waiver applies to future statutes enacted in addition or in substitution of the statutes specified herein.

62. Duty of Care third parties or persons. Lessee hereby agrees and accepts that Landlord shall have no duty of care to third parties or persons. Landlord the right to enter and inspect the premises; however due to Lessee having exclusive control and ability to inspect Landlord shall have no obligation to repair or make safe situations that Lessee does not officially, and per the notice provisions of this lease, notify landlord of. Lessee hereby agrees to notify landlord of all unsafe or potentially hazardous conditions and hold landlord harmless from losses from conditions within and on the property and premises.

63. Mechanics liens/Notices of completion. To avoid Mechanics liens/Notices of Completion issues for alterations, improvements, additions or changes to the premises. The Lessee shall provide landlord with notification when any such work will be done on the premises. Landlord shall have the right to post a Notice of Non-Responsibility at the premises upon obtaining knowledge of the commencement of such activity, as well as to record the same, in accordance with Section 3094 of the Code. Upon the completion of any such work Lessee must cause the recording of a Notice of Completion in accordance with Section 3093 of the Code (and to provide a conformed copy to landlord).

64. Exemption of Landlord from Liability. Lessee hereby agrees that Landlord shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, as a result of any condition of the Premises or the Building, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause in or about the Premises or the Real Property, whether the said damage or injury results from conditions arising in the Premises or in other portions of the Building or Real Property, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Landlord shall not be liable for any damages arising from any act or neglect of any other Lessee, if any, of the Building.

65. Landlord's remedies generally retained. Landlords retention of remedies. Upon the occurrence and during the continuance of an Event of Default under this Lease (but without obligation on the part of Landlord following the occurrence of an Event of Default to accept a cure of such Event of Default other than as required by law or the terms of this Lease), Landlord shall have all rights and remedies provided in this Lease or available at law or equity.

(a) Right to Keep Lease in Effect.

(i) Continuation of Lease. Upon the occurrence of an Event of Default hereunder, Landlord may continue this Lease in full force and effect, as permitted by California Civil Code Section 1951.4 (or any successor provisions). Specifically, Landlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). In the event Landlord elects this remedy, Landlord shall have the right to enforce by suit or otherwise, all covenants and conditions hereof to be performed or complied with by Lessee and exercise all of Landlord' rights, including the right to collect Rent, including any and all Additional Rent, when and as such sums become due, even though Lessee has breached this Lease and is no longer in possession of the Premises or actively managing or operating the Premises. If Lessee abandons the Premises in violation of this Lease, Landlord may (A) enter the Premises and relet the Premises, or any part thereof, to third Persons for Lessee's account without notice to Lessee, Lessee hereby waiving rights, if any, to any such notice under any applicable Law, and (B) alter, install or modify the Improvements or any portion thereof.

(ii) No Termination. No act by Landlord allowed by this Section, nor any act of maintenance or preservation, nor any appointment of a receiver upon Landlord's initiative to protect its interest under this Lease, nor any withholding of consent to an assignment or termination of an assignment in accordance herewith, shall constitute a termination of this Lease, unless and until Landlord notifies Lessee in writing that Landlord elects to terminate this Lease.

(iii) Application of Proceeds of Reletting. If Landlord elects to relet the Premises as provided herein, the rent that Landlord receives from reletting shall be applied to the payment of:

(A) First, all costs incurred by Landlord in enforcing this Lease, whether or not any action or proceeding is commenced, including, without limitation, reasonable attorneys' fees and costs, brokers' fees or commissions, the costs of removing and storing the personal property of

Lessee, costs incurred by Landlord in connection with reletting the Premises, or any portion thereof, and the costs of repairing, securing and maintaining the Premises or any portion thereof;

(B) Second, the satisfaction of all monetary obligations of Lessee hereunder, due and unpaid under this Lease;

(C) After deducting the payments referred to in this Section, any sum remaining from the rent Landlord receives from reletting shall be held by Landlord. In no event shall Lessee be entitled to any excess rent received by Landlord.

(iv) Payment of Rent. Lessee shall pay to Landlord any Rent due under this Lease, if any, on the dates the Rent is due, less the rent Landlord has received from any reletting which exceeds all costs and expenses of Landlord incurred in connection with Lessee's default and the reletting of all or any portion of the Premises.

(b) Right to Terminate Lease. Upon the occurrence of an Event of Default hereunder, Landlord may terminate Lessee's right to possession of the Premises by any lawful means in which case this Lease and the term hereof shall terminate, and Lessee shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Lessee all sums allowed under California Civil Code Section 1951.2, including, without limitation, the following:

(i) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided. Should the building be sold after breach by Lessee then the unpaid Rent for the balance of the Lease Term after the time of award shall be deemed unavoidable; and

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Lessee's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

(v) The "worth at the time of award" of the amounts referred to in this lease is computed by allowing interest at the maximum rate then allowable by Applicable Law.

(c) Waiver of Rights to Recover Possession. In the event Landlord terminates Lessee's right to possession of the Premises pursuant to this lease, Lessee hereby waives any rights to recover or regain possession of the Premises under any rights of redemption to which it may be entitled by or under any present or future law, including, without limitation, California Code of Civil Procedure Sections 1174 and 1179 or any successor provisions.

66. Right to Cure. Landlord may, but shall not be obligated to, cure any such default without waiving its right based upon any default of Lessee and without releasing Lessee from any obligations hereunder, in which event, Lessee shall promptly reimburse Landlord for sums incurred by Landlord in connection therewith.

67. Security Measures. Lessee hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents, employees and invitees from acts of third parties. If applicable, landlord shall provide Lessee with alarm code and fire alarm code. Lessee shall become primary contact for both alarm and fire alarm and landlord shall be secondary contact for police and fire.

68. Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

69. Indemnification. Lessee shall pay for all costs associated with, and defend (with attorneys reasonably satisfactory to Landlord), indemnify and hold harmless Landlord from, claims, damages, expenses, encumbrances, fees, fines, penalties or costs (including, but not limited to, legal fees; the costs of notice to any other person; the costs of environmental or technical risk assessment; any cleanup or remedial costs; the costs of any monitoring, sampling or analysis; and any diminution in property value or losses due to non-rentability arising out of or in any way connected with the presence of any Hazardous Material on the Premises or Lessee's alleged violation of Applicable Law). This obligation shall not apply, if and to the extent that (a) such claims, damages, expenses, encumbrances, fees, fines, penalties, or costs arose solely out of conditions existing on the Premises prior to the commencement of Lessee's first possession of the Premises or conditions created on the Premises after Lessee has quit the Premises; and (b) Lessee did not violate any Applicable Law or act negligently with respect to, or otherwise contribute to, the condition or the hazard posed by the condition.

70. No right to receive relocation benefits. Landlord may, at the expiration of the Lease Term or extension thereof, decide to utilize the Premises for its own purposes inconsistent with continued occupancy by Lessee. In the event that Landlord decides to use the Premises for its own purposes upon the expiration of the Lease Term or extensions thereof, Landlord may decide not to negotiate with Lessee for Lessee's continued occupancy of the Premises. Lessee's occupancy during the Lease Term or extensions thereof is an interim use of the Property, pending potential use of the Premises by Landlord for public uses consistent with the educational mission of Landlord. Nothing in this Lease creates any implied or express expectation that Landlord will re-let the Premises to Lessee at the expiration of the Lease term, or that Landlord will offer any extensions of the Lease Term to Lessee, except as expressly provided in this Lease. Lessee acknowledges the foregoing, and understands that in the event that Landlord declines to negotiate for renewal or extension of this Lease upon expiration of the Lease Term or extension thereof, Lessee shall not be eligible to receive relocation assistance or relocation benefits pursuant to any Federal law, state law, or other policy, including without limitation Government Code section 7260 et seq.. Lessee hereby waives any right to receive relocation assistance or relocation benefits from Landlord pursuant to any Federal law, state law, or other policy, including without limitation Government Code section 7260 et seq., so long as Landlord permits Lessee to remain in possession of the Premises during the Lease Term or extensions thereof, subject to Lessee's compliance with all terms and conditions of this Lease.

71. Survival. Lessee agrees and affirms the duties set forth herein shall survive the termination of this Lease.

72. **Notice to Landlord.** If Lessee makes any alterations the Premises as herein provided, the alterations shall not be commenced until five (5) days after Landlord has received and approved notice from Lessee stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of non-responsibility. Lessee shall be responsible for landlords' costs of recording and posting all notices including the notice of non-responsibility mentioned herein.

73. **Quitclaim Deed.** Lessee shall execute and deliver to Landlord on the expiration or termination of any part of this Lease, immediately on Landlord's request, a quitclaim deed to the relevant Premises, in recordable form, designating Landlord as transferee.

74. **Sale of transfer.** If Landlord sells or transfers all or any portion of the Building and/or Property, Landlord, on consummation of the sale or transfer, shall be released from any liability under this Lease, provided Landlord's successor has assumed, in writing for the benefit of Lessee, all of Landlord's obligations under this Lease. If any security deposit or prepaid rent has been paid by Lessee, Landlord can transfer the security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability in reference to the security deposit or prepaid rent.

75. **Exemption of landlord liability.** Lessee hereby agrees that Landlord shall not be liable for and shall be held harmless for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, as a result of any condition of the Premises or the Building, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause in or about the Premises or the Real Property, whether the said damage or injury results from conditions arising in the Premises or in other portions of the Building or Real Property, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Landlord shall not be liable for any damages arising from any act or neglect of any other Lessee, if any, of the Building. Landlord shall be indemnified for all items contained in this paragraph.

76. **NNN Expense and Reimbursement.** This is a true and full NNN lease all building related expenses (including all property related taxes, routine maintenance and all types of upkeep and repairs) will be paid by Lessee upon demand from Lessor direct to vender within 10 days of demand and if paid by Lessor up front paid back to Lessor within 10 days of demand for payment.

77. **Lease Preparation Disclaimer.** This Lease has been prepared by several parties giving input and periodic changes and at the request of the parties interested parties and on behalf of the property owners and brokers to this lease as well as the parties who are herein referred to as "The Parties" without regard to number or gender. The Parties have been advised to have this document reviewed by their own independent counsels, and confirm that, in signing this document, they have not relied on any acts or conduct of the drafter (draftees) of or their agents with regard to the interpretations or meaning of this document. The Parties jointly and severally waive all claims, actions, demands, and loss against drafter (draftees), their agents, employees, and each of them, that a Party may incur by reason of any act, error, or omission in the preparation of this document and in its interpretation and meaning, whether or not the interpretation or meaning is the result of compromise and settlement among the Parties, or the result of determination by a court of arbitration panel of competent jurisdiction. The preceding waiver provisions have been negotiated by and between The Parties and Brokers.

78. **Binding Effect.** This Agreement will be binding each party upon its execution by both parties hereto in accordance with its terms.

79. **Section and Other Headings.** The article and other headings contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of the Agreement.

80. **Integration.** This is the entire Agreement between the parties and supersede all written or verbal agreements or negotiations between the parties relating the subject matter hereof.

81. **Provisions Held Invalid.** If any one or more the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such an action shall not affect any other provision thereof, and this Agreement shall be constructed as if such provision had never been contained herein.

82. **Severability.** The invalidity of any provision of this agreement as determined by a court of competent jurisdiction or arbitration panel shall in no way affect the validity of any other provision hereof.

83. **Ambiguity and Severability.** The waiver by either party of a breach or violation of any provision of this Agreement shall not constitute a waiver of any subsequent or other breach or violation. Should any section or part of this agreement be considered non-enforceable all other sections shall remain in full force and enforceable. Ambiguities. Both parties and their attorneys have participated in the drafting of this Agreement and neither party shall be considered the "drafter" for the purpose of any statute, case, or rule of construction that might cause any provision to be construed against the drafter of the Agreement.

84. **Accessibility; Americans with Disabilities Act.**

(a) The Premises:

■ have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or Lessee from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or Lessee, if requested by the lessee or Lessee. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐ ~~have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.~~

☐ ~~have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.~~

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY ANY PERSON OR ENTITY AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.
Executed at: Huntington Beach, CA On: 1/5/2023

By LESSOR: Michael Summers

By: ______________________________
Name Printed: Michael Summers
Title: Personally
Phone: (714) 848-4273 Email: Mike@mssproperties.com
Address: 6524 Fremont Circle, Huntington Beach, CA 92648_____
Federal ID No.: 87-0806930_____ for payments which go to and through MSS Properties SPII LLC

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.
Executed at: San Diego CA , CA pmd On: 1/5/2023

By LESSEE: Modular Medical, Inc., a Nevada based corporation

By: ______________________________
Name Printed: Paul DiPerna
Title: President/CEO
Phone: 858-800-3500 Cell phone (primary contact): 85840102 Fax:
______________ Address: ______________________________ Primary contact Email:
____

Federal ID No.: 87-0620496

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

Required Accessibility Disclosure. The Premises have not undergone an inspection by a Certified Access Specialist (CASp), and a disability access inspection certificate, as described in subdivision (e) of Section 55.53 of the California Civil Code, has not been issued for the Premises. In accordance with Section 1938 of the California Civil Code, Lessee is advised of the following:

> "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or Lessee from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or Lessee, if requested by the lessee or Lessee. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

Accordingly, the parties hereby agree that Lessee shall have the right, but not the obligation, to have a CASp inspect the Premises and determine whether the Premises complies with all of the applicable construction-related accessibility standards under state law. If it is determined that the Premises do not meet all applicable construction-related accessibility standards, then Lessee shall promptly make, as soon as reasonably possible, but subject to this lease, any repairs necessary to correct violations of construction-related accessibility standards identified by such inspection, at Lessee's sole cost and expense. Lessee hereby waives any rights, damages, or recovery from lack of a CASp inspection, related matters, and Cal. Civ. Code Section 1938.

Additional agreements:

100. Signs: Subject to project Development Agreement and San Diego ordinances and HOA, Tenant, at Tenant's sole cost, shall be allowed to place its trade sign package on and about the Premises. Sign(s) shall be removed at the end of term and all damages repaired.

101. Landlord has already agreed; Tenant shall have the right sublease all or any portion of the Premises with Landlord's reasonable approval, which shall not be unreasonably withheld, delayed, or conditioned (other than as conditioned herein e.g. marijuana use etc. .) The collection of rent and split of costs (determination and collection) shall be Tenants responsibility and subleases shall pay tenant directly; unless tenant is in default, then subleases shall pay landlord directly; the rent shall be paid to Landlord directly by Lessee with one monthly payment.

102. Landlord is responsible for the removal of any and all hazardous materials and substances including but not limited to radiation, asbestos and asbestos containing materials prior to Tenant's possession. Landlord will remove and guarantee that any and all materials and machinery that can produce radiation have been removed and the space has been independently tested to be free of radiation

103. Other than for bonafide business purposes (e.g. tax, accounting, bookkeeping, potential sale (in any form) etc.) the lease rate shall be held confidential to brokers, external people, and held on a need to know basis internally.

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